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                                                                   EXHIBIT 10.42

                     CHANGE-IN-CONTROL SEVERANCE AGREEMENT

            AGREEMENT, made and entered into as of the 4th day of February, 2004 by and between Loral Space & Communications Ltd., a Bermuda company, and its successors (the "Parent"), its wholly-owned subsidiary, Space Systems/Loral, Inc. ("SS/L") (hereinafter, SS/L and to the extent applicable, Parent, is a "Company"), and C. Patrick DeWitt (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, the Executive is a key employee of the Company; and

            WHEREAS, the Parent has filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code on or since July 15, 2003, and it would be in the best interests of the Parent and its shareholders to induce the Executive to remain with the Company and encourage his continued attention and dedication to the Company in order for the Parent to successfully reorganize and succeed post-bankruptcy; and

            WHEREAS, the Parent and the Company desire to enter into this agreement ("Agreement") with the Executive providing for a severance payment to the Executive if the Executive's employment is terminated in connection with a Change-in-Control (as hereinafter defined), subject to the terms and conditions specified herein;

            WHEREAS, the U.S. Bankruptcy Court overseeing the Parent's reorganization has issued a consent order dated December 18, 2003, allowing the Parent to provide additional severance protection to the Executive through such Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parent, the Company and the Executive agree as follows:

1.    TERM

            (a) This Agreement is effective as of the date hereof (the "Effective Date") and shall terminate one year following the date on which the Change-in-Control occurs (the "Term").

            (b) If a Change-in-Control does not occur on or before the date two
(2) years from the Effective Date, this Agreement shall terminate and be of no further force or effect.
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2.    TERMINATION OF THE EXECUTIVE'S EMPLOYMENT FOLLOWING A CHANGE-IN-CONTROL

            (a) If the Executive's employment is terminated by the Company without Cause (as hereinafter defined), or the Executive terminates his employment with the Company for Good Reason (as hereinafter defined), and such Date of Termination (as hereinafter defined) occurs within one year following a Change-in-Control, the Executive shall be entitled to receive a Change-in-Control Payment (as hereinafter defined).

            (b) Notwithstanding the foregoing, the Executive shall not be entitled to receive the Change-in-Control Payment if any of the following apply to the Executive (hereinafter a "Circumstance of Ineligibility"):

                  (i) Death, Disability or Voluntary Termination. If the Executive is terminated due to death or Disability or if the Executive elects to voluntarily terminate his employment, including a termination due to retirement, with the Company or a successor, the Executive shall not be eligible to receive the Change-in-Control Payment; provided, however, that in the case of a termination of employment by the Executive for Good Reason, the Executive shall be entitled to receive the Change-in-Control Payment. For purposes of the Agreement, "Disability" shall mean as result of the Executive's incapacity due to physical or mental condition, the Executive shall have been absent from the Executive's duties with the Company on a full-time basis for twelve (12) consecutive months, and the Executive shall not have returned to the full-time performance of the Executive's duties within thirty (30) days after written notice of termination, pursuant to Section 2(d), is given to the Executive by the Company.

                  (ii) Termination for Cause. If the Executive's employment with the Company or a successor is terminated for Cause, the Executive shall not be eligible to receive the Change-in-Control Payment.

            (c) "DATE OF TERMINATION" shall mean: (i) if the Executive's employment is terminated by the Company other than for Disability, the date of receipt of the Notice of Termination (as hereinafter defined) by the Executive (or the date the Executive should have reasonably received the Notice of Termination, whichever is earlier), (ii) if the Executive's employment is terminated by reason of death, the date of death of Executive, (iii) if the Executive's employment is terminated by reason of Disability, the 30th day after receipt of Notice of Termination by the Executive (or the date the Executive should have reasonably received the Notice of Termination, whichever is earlier), provided that, within the 30 days after Notice of Termination is received by the Executive, the Executive shall not have returned to the full-time performance of the Executive's duties with the Company, (iv) if the Executive's employment is terminated by the Executive, the date of receipt of the Notice of Termination by the Company (or the date the Company should have reasonably received the Notice of Termination, whichever is earlier).

            (d) "NOTICE OF TERMINATION" means that any purported termination by the Company or by the Executive shall be communicated by written notice, to be sent by

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first class mail, which shall indicate the specific termination provision in this Agreement upon which such notice is based, to the other party hereto.

            (e) "CHANGE-IN-CONTROL PAYMENT" means:

                  (i) the product of 1.5 times the Executive's annual base salary at the Date of Termination of the Executive's employment (or, in the case of a termination of employment for Good Reason based on a reduction of the Executive's annual base salary, the annual base salary in effect immediately prior to such reduction); and

                  (ii) continuation of medical and life insurance coverage or arrangement in which the Executive shall have been participating immediately prior to the Date of Termination until the earlier of (a) 1.5 years and (b) the date upon which the Executive starts receiving comparable benefits from another employer, provided that the Executive's continued participation (or to the extent that a particular type of coverage) shall be possible under the general terms and provisions of any such plans and arrangements, on the same cost-sharing basis that applied to the Executive immediately prior to the Executive's Date of Termination. In the event the Executive's participation (or a particular type of coverage) under any such plan or arrangement shall be barred, the Company shall arrange to provide the Executive with benefits, at substantially the same after-tax cost to the Executive, which shall be substantially similar to those which the Executive shall be entitled to receive under such plans and arrangements. In the case of a termination of employment for Good Reason based on a reduction of the Executive's welfare benefit plan coverage or arrangement, the Executive's welfare benefit plan coverage or arrangement in effect immediately prior to such reduction.

            (f) "CHANGE-IN-CONTROL" means that any of the following has occurred:

                  (i) any purchase of shares of the Company's common stock or securities convertible into shares of common stock made pursuant to a tender or exchange offer (other than any such tender offer or exchange made by the Company);

                  (ii) acquisition by any person (other than any employee benefit plan sponsored by the Company or its subsidiaries) of beneficial ownership of 20% or more of the total voting power of the Company's then outstanding stock and securities, except as a result of a merger or consolidation in which the voting securities of the Company immediately prior to such merger or consolidation represent at least 75% of the combined voting power of the stock of the Company or the surviving company or any parent thereof outstanding immediately after such merger or consolidation;

                  (iii) change in the composition of the Board of the Company, so that existing Board members and their approved successors do not constitute a majority of such Board;


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                  (iv) consummation of a merger or consolidation of the Company unless shareholders of voting securities of the Company immediately prior to the merger or consolidation continue to hold 75% or more of the voting securities of the resulting entity; and

                  (v) shareholder approval of a liquidation or dissolution of the Company or a sale of substantially all of the Company's assets.

                        (A) For purposes of this Agreement, a
"Change-in-Control" shall not be deemed to have occurred if there is a conversion of debt obligations of the Parent and its affiliated debtors incurred prior to the petition date to equity in the reorganized Company on account of such interest pursuant to a plan of reorganization, or the resultant change in the composition of the Board of Directors of the Company, except in the event of the acquisition of the requisite amount of stock to control the Company directly or indirectly by a "competitor" of SS/L (as defined in the Letter to the Creditors Committee dated December 17, 2003)

                        (B) For purposes of this Agreement, "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act, as amended (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) an employee plan established by the Parent or the Company, or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership interest of the Company. "Beneficial Owner" shall mean a beneficial owner as defined in Rule 13d-3 under the Exchange Act.

            (g) "CAUSE" means that any of the following has occurred: (A) the Executive's fraud upon, or misappropriation or embezzlement of assets of, the Company, or (B) the Executive's willful and continued failure to substantially perform the Executive's duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental condition or any such actual or anticipated failure after the issuance of a notice of termination, pursuant to Section 2(d)); provided, however, that Cause shall occur with respect to clause (B) of this sentence only if such action constituting Cause has not been corrected or cured by the Executive within thirty (30) days after the Executive has received written notice from the Company of the Company's intent to terminate the Executive's employment for Cause and specifying in detail the basis for such termination. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the


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Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in this section and specifying the particulars thereof in detail.

            (h) "GOOD REASON" to terminate employment exists with respect to the Executive if there is:

                  (i) any diminution of, or assignment by Company, of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change-in-Control, or a change in the Executive's titles or positions as in effect immediately prior to a Change-in-Control, or any removal of Executive from, or any failure to reelect the Executive to, any of such titles or positions, except in connection with the Executive's termination of employment for disability, voluntary termination or Cause or as a result of the Executive's death, or by the Executive other than for "good reason;"

                  (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as it may be increased from time to time, or the Company's failure to increase the Executive's base salary (within twelve
(12) months of Executive's last increase in base salary prior to a Change-in-Control or any anniversary of the date of such increase) after a Change-in-Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company (excluding the Executive) effected in the preceding 12 months;

                  (iii) any failure to continue any material employee benefit, incentive or securities plan or arrangement, or the taking of action that adversely affects the Executive's participation in or reduces benefits under such plans or arrangements unless a substantially comparable plan or arrangement is provided;

                  (iv) the relocation of the primary workplace of the Executive by more than a reasonable commuting distance;

                  (v) a substantial increase in business travel obligations over such obligations as they shall have existed at the time of a Change-in-Control;

                  (vi) any failure to provide the number of paid vacation days to which the Executive was entitled at the time of the Change-in-Control;

                  (vii) any material breach of the Agreement;

                  (viii) any failure to obtain the satisfactory agreement from any successor to assume and agree to perform the Agreement; and

                  (ix) any purported termination of employment without prior written notice specifying the reason for such termination.

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3.    TIME OF PAYMENT OF CHANGE-IN-CONTROL PAYMENT

            The Change-in-Control Payment (if any) shall be paid to the Executive in cash in a lump sum within 10 business days following the Date of Termination of the Executive's employment with the Company or the successor.

4.    EXCISE TAXES

The following provisions shall apply with respect to any excise tax imposed under Section 4999 of the Internal Revenue Code as amended (the "Code"), (the "Excise Tax"):

            (a) Whether or not the Executive becomes entitled to any Change-in-Control Payment, if any of the payments or benefits received or to be received by the Executive in connection with a Change-in-Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change-in-Control of the Company or any person affiliated with the Company or such person (the "Total Payments")) will be subject to Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after payment of (a) any Excise Tax on the Total Payments and (b) any Excise Tax and income tax due in respect of the Gross-Up Payment, shall equal the Total Payments. Such payment shall be made in the manner described in
Section 3 above.

            (b) For purposes of determining whether any of the Total Payments will be subject to Excise Tax and the amount of such Excise Tax, (i) any Total Payments shall be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of Section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax unless, in the opinion of such tax counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code), or are otherwise not subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income and employment taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or such other time as hereinafter described), net of the maximum reduction in federal income or employment taxes which could be obtained from deduction of such state and local taxes.


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            In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment (or such other time as is hereinafter described), the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (or such other time as is hereinafter described) (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

5.    MISCELLANEOUS

            (a) No Employment Agreement. This Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee.

            (b) Deductions and Withholding. The Executive agrees that the Company shall withhold from any and all compensation required to be paid to the Executive pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

            (c) Waiver and Release. The Executive acknowledges that (i) the Change-in-Control Payment is in excess of the amounts that the Executive would otherwise be entitled to receive under any employment or severance agreement, plan, program or arrangement of the Company or between the Company and the Executive, except for the prepetition Employee Protection Agreement dated July 18, 2000, and amended February 7, 2002 (the "Employee Protection Agreement") and
(ii) the Company has no obligation to enter into this Agreement. In consideration of the Company assuming these additional obligations and entering into this Agreement, the Executive agrees to (i) execute, upon receipt of the Change-in-Control Payment, a release of all claims related to the Executive's employment or termination thereof, in substantially the same form as Annex A annexed hereto other than any modifications which may be required to effectuate such release based upon any changes in law, and (ii) waive and release any and all claims he may have pursuant to such prepetition Employee Protection Agreement.

            (d) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in New York under the Commercial Arbitration Rules then prevailing of the American


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Arbitration Association and such submission shall request the American
Arbitration Association to: (i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction. All costs of the American Arbitration Association and the arbitrator shall be borne by the Company, unless the position advanced by the Executive is determined by the arbitrator to be frivolous in nature.

            (e) Legal Fees. The Parent and its affiliated debtors shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issues hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within 30 days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. The Parent and its affiliated debtors shall pay to the Executive interest at the prime lending rate as announced from time to time by the Federal Reserve Bank on all or any part of the Change-in-Control Payment that is not paid when due. The prime rate for each calendar quarter shall be the prime rate in effect on the first day of the calendar quarter.

            (f) No Duty to Mitigate/Set-off. The Company agrees that if the Executive's employment with the Company or a successor is terminated during the Term, the Executive shall not be required to seek other employment. Further, the amount of any payment or benefit hereunder shall not be reduced by any compensation earned by the Executive or any benefit provided to the Executive as the result of employment by another employer or otherwise except as set forth in
Section 2(e)(ii) herein. The Company's obligations to make any payment or provide any benefit hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or a successor corporation may have against the Executive except as set forth in Section 2(e)(ii) herein.

            (g) Other Severance. The Company acknowledges and agrees that the Change-in-Control Payment is in addition to any severance payments to which Executive may be entitled under the Company's Key Employee Retention Plan and which are described in the consent order of the U.S. Bankruptcy Court overseeing the Parent's reorganization dated November 26, 2003.

            (h) Amendment and Termination. No party may amend, modify or terminate this Agreement without the express written consent of the other party.


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            (i) Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

            (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

            (k) Counterparts. This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                              LORAL SPACE & COMMUNICATIONS,
                                              LTD.


                                              By: /s/ Avi Katz
                                                 ---------------------
                                                   Avi Katz
                                                   Vice President

                                              SPACE SYSTEMS/LORAL, INC.


                                              By:  /s/ Avi Katz
                                                 ---------------------
                                                   Avi Katz
                                                   Vice President

ACCEPTED AND AGREED TO
as of the date first written above


By:  /s/ C. Patrick DeWitt
   ---------------------
     C. Patrick DeWitt

Address:

44372 Arapaho Avenue
Fremont, CA  94539


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                                                                         Annex A

                                 Form of Release

      Executive waives and releases any and all potential claims, known or unknown, he has against the Company, related corporations, subsidiaries, and their officers, directors, employees or agents, relating to or arising out of, his employment with the Company and the termination of that employment. This waiver and release applies to all claims relating to his employment, including, but not limited to, claims arising under the New York State Executive Law or the New York City Civil Rights Law, claims arising under the California Fair Employment & Housing Act and/or any other applicable California statute, any contract or tort claims, claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, and the Fair Labor Standards Act.